UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2024

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

360 Kingsley Park Drive, Suite 250 Fort Mill, South Carolina	29715
(Address of registrant’s principal executive office)	(Zip code)

(803) 280-1468

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On September 19, 2024, ALT US 01 LLC (“ALT”), a company incorporated under the laws of Delaware and indirect wholly owned subsidiary of Alternus Clean Energy, Inc. (the “Company”) terminated a Membership Interest Purchase and Sale Agreement dated May 1, 2024 (the “MIPA”) by and among ALT and C2 Taiyo Fund I, LP, a Delaware limited partnership (“C2”). Pursuant to the MIPA, among other things, C2 was to sell to ALT, and ALT was to purchase from C2, 100% of the membership interests in Taiyo Holding LLC (“Target”) as further described in the Company’s Current Report on Form 8-K filed on May 1, 2024.

The MIPA contained certain conditions precedent which were not met by C2, as a result of which, ALT terminated the MIPA. No termination penalties were incurred by C2 or the Company as a result of the termination of the MIPA, and there is no further liability or obligation on the part of either party.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 20, 2024, the Listing Qualifications department of The Nasdaq Stock Market LLC (the “Staff”) notified the Company that it did not comply with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requiring listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). The notice had no immediate effect, with the Company receiving an initial compliance period of 180 calendar days, or until September 16, 2024 to regain compliance with the Minimum Bid Price Requirement.

On September 19 2024, the Company received a delist determination letter from the Staff advising the Company that the Staff had determined that the Company did not meet the eligibility for a second 180-day compliance period, due to its non-compliance comply with the minimum $4,000,000/$5,000,000 stockholders’ equity requirement for initial listing on The Nasdaq Capital Market (“Minimum Stockholders’ Equity Requirement”).

As a result, unless the Company requests an appeal of the Staff’s determination by September 26, 2024, trading of the Company’s common stock will be suspended at the opening of business on September 30, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market (“Nasdaq”).

The Company intends to submit a hearing request to the Nasdaq Hearings Panel (the “Panel”) no later than 4:00 p.m. Eastern Time on September 26, 2024, which request will stay suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq Capital Market.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules, including effecting a reverse split of its outstanding common stock subject to approval by its stockholders. The Company continues to evaluate various alternative courses of action to regain compliance with the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement. However, there can be no assurance that the Company will be able to maintain compliance with the Nasdaq Capital Market’s continued listing requirements or regain compliance with the Minimum Bid Price Requirement or the Minimum Stockholders’ Equity Requirement.

Item 8.01. Other Events.

On September 19, 2024, the Company issued a press release announcing the termination of the MIPA, a copy of which is furnished as Exhibit 99.1 and incorporated herein by reference.

On September 20, 2024, the Company issued a press release related to the information described in Item 3.01 above. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 19, 2024
99.2	Press Release, dated September 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2024	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

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